Exhibit 99.1

Silver Dragon Reports on Progress at Liangdi Ag-Pb-Zn Polymetallic Project and Other Exploration Projects in Northern China

BEIJING, May 27, 2008 (PRIME NEWSWIRE) -- Silver Dragon Resources Inc. (OTCBB:SDRG) is pleased to announce the discovery of 23 Ag-Pb-Zn mineralized bodies at the Liangdi Silver Project (“Liangdi”) located in the Erbahuo Silver District in Northern China. Silver Dragon has been implementing a comprehensive exploration program at Liangdi including trenching and tunneling. The tunnel has progressed to 60 meters and revealed four parallel mineralized bodies with their thicknesses ranging from 1.4 to 2.5 meters.

Below is the sampling plan map of the PD1 tunneling project in Figure 1 and the chemical assay results in Table 1.

Liangdi- Tunnel PD1 Sampling Plan Map

Scale 1:200

0 2 4 6m
Tunnel Entrance Coordinates
X:4807305
Y:20564436
H:1332
TC13-3 Ending Point Coordinates
X:4807308
Y:20564429
H:1332
Legend
Medium-to Coarse Granular K-feldspar Granite of Latter Yanshan Period
Fine Granular Granitic Porphyry of Latter Yanshan Period
Mineralized Zone and Inferred & No.
Sampling Position & No.
Sampling Position & Number of Polished Thin Sections
Horizontal Tunnel & No.
Trench Position & No.
Mineralized Zone Occurrence
Agg/t Pb% Zn% (Average Grade)
Horizontal Thickness of Mineralized Zone (m)
Prospecting Line Position & No.
TC13-3
Lb TC13-3
LH075
13
PD1
11
ECM13-1
WCM13-1
7.5. 0.99. 0.77
2.5
14.77,3.04,1.83
93.65,4.65,8.3
2.3
2.66,1.79,1.53
1.7
Lb1301-1
Lb1301-2
LH163
LH159
64.440
64.460
07.300
07.280
07.260
07.240
07.320

Figure 1 Sampling Plan Map of PD1 Tunneling Program, Liangdi

A full size version of this image can be viewed at http://media.primezone.com/cache/8700/file/5690.jpg

Table 1 Chemical Assay Results from the PD1 Tunneling Program

Project No.	Sample No.	Sample Position(m)		Length(m)	Assay Results			Mineralized Zone No. Ag, Pb, Zn (Average Grade) / Horizontal Thickness (m)
		From	To		Ag (g/t)	Pb (%)	Zn (%)
PD1	LH140	2.0	2.0	0.5	110.00	6.38	0.26	⑦14.77,3.04,1.83/1.4
	LH141	2.0	2.0	0.7	8.80	0.65	0.12
	LH142	2.0	2.0	0.7	5.20	0.47	0.12
	LH144	9.0	9.0	0.7	4.10	0.32	0.30
	LH145	9.0	9.0	0.1	23.10	5.17	1.05
	LH146	13.3	13.3	1.0	3.30	0.35	0.27
	LH147	13.3	13.3	0.4	5.40	1.03	0.56
	LH148	13.3	13.3	0.3	42.60	15.85	7.29
	LH149	18.3	18.3	0.7	25.00	7.12	5.78
	LH151	24.1	24.1	0.6	19.80	9.67	6.57
	LH152	24.1	24.1	1.4	3.20	0.73	0.40
	LH153	29.0	29.0	0.5	47.80	14.30	7.59
	LH154	29.0	29.0	1.5	3.60	0.31	1.23
	LH155	34.0	34.0	0.7	4.50	3.28	3.27
TC13-3	LH075	1.2	1.2	1.2	6.60	1.26	0.28
WCM13-1	LH159	6.7	7.7	1.0	15.20	1.18	1.55	⑥93.65,4.65,8.30/2.3
	LH160	7.7	9.0	1.3	154.00	7.32	13.50
	LH168	16.3	17.3	1.0	2.00	1.10	1.20	⑤2.66,1.79,1.53/1.7
	LH169	17.3	18.0	0.7	3.60	2.77	2.00
ECM13-1	LH158	5.0	5.5	0.5	21.40	1.15	0.32	⑧7.50,0.99,0.77/2.5
	LH162	6.2	7.5	1.3	6.20	1.46	1.35

“We are very excited about these results from our exploration of the Liangdi Project and will continue our exploration efforts to further define the extensions of the numerous mineralized bodies,” stated Mr. Guofu Yang, chief geologist of Sino-Top, Silver Dragon’s 90%-owned Chinese subsidiary.

In addition to the exploration work at Liangdi, Silver Dragon has also started exploration projects at its other properties such as Dadi and Saihanaobao following its exploration plans for 2008. Besides geophysical survey and geological mapping at various properties, the company has also started preparations for road construction at Dadi for the purpose of implementing an initial drilling program to verify the extensions of the significant Ag-Pb-Zn surface mineralization discovered last year (see press release January 14, 2008).

Dr. Tiebing Liu, P. Geo., a "qualified person" within the meaning of NI 43-101, reviewed and participated in the preparation of the technical information disclosed in this news release.

About Liangdi

The Liangdi exploration area covers 32.03 square kilometers and is located approximately 650 kilometers north by northeast of Beijing in Chifeng, Inner Mongolia. Most of the exposed rocks in this area are Late Yanshanian fine granular K-feldspar granite and coarse granular granite, and the sedimentary strata, Upper Permian Linxi Formation sandstone, occurs at the corner of the area. Within the granite intrusion, there are many veins of granite, quartz porphyry, and altered granite, trending NW mostly. The altered late magmatic veins are of silicification, tourmalinization, chloridization. Some veins contain Ag-Pb-Zn mineralization and reach industrial grades. Exploration activities completed by Silver Dragon to date include 60m tunneling and 3,053m3 trenching, resulting in the discovery of 23 Ag polymetallic mineralized bodies and more than 10 geochemical anomalies. The most significant discovery was that, besides identified massive galena and sphalerite filling veins both on the surface and underground tunnels, the host rocks, being silicified masses, also contain Ag polymetallic sulfides. Geophysical survey proved the veins are consolidated underground to form massive siliceous ore bodies. Tunneling revealed the thicknesses of mineralized bodies are growing underground with increasing grades, suggesting great ore-finding potentials.

About Silver Dragon Resources Inc.
Silver Dragon Resources Inc. is a mining and metal company focused on the exploration, acquisition, development and operation of silver mines in proven silver districts globally. Silver Dragon's objective is to acquire silver mining assets that contain promising exploration targets, have highly leveraged, out-of-the-money silver deposits, and/or are producing properties with significant untapped exploration potential. It is management's objective to grow Silver Dragon into a significant silver producer by developing the Cerro las Minitas and Erbahuo projects in Mexico and China respectively. For more information, please visit the Company's website at: www.silverdragonresources.com (now available in Chinese).

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained herein which are not historical, such as statements regarding the exploration and development of the Liangdi Silver Project, outcome and timing for the completion of further assays and metal amounts in partial assay results, are forward-looking statements.  Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” “projects,” “aims,” “potential,” “goal,” “objective,” “prospective,” and similar expressions, or that events or conditions “will,” “would,” “may,” “can,” “could” or “should” occur. Information inferred from the interpretation of assay results and information concerning mineralization zones may also be deemed to be forward looking statements, as it constitutes a prediction of what might be found to be present when and if a project is actually developed.  Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays beyond the company's control with respect to future assay results, delays in testing and evaluation of assays, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

Contact Silver Dragon Resources Inc.
Colin Sutherland
(416) 223-8500 or Toll Free: 1-866-512- SDRG (7374)
Email: info@silverdragonresources.com

Alessandro Motta
Investor Relations
(416) 223-8500 or Toll Free: 1-866-512- SDRG (7374)
Email: info@silverdragonresources.com